UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 1, 2025

GENPACT LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-33626	98-0533350
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Canon's Court, 22 Victoria Street
Hamilton HM 12, Bermuda
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (441) 298-3300
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common shares, par value $0.01 per share	G	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2025, Genpact Limited, a Bermuda company (the “Company”), announced that its Board of Directors (the “Board”) has appointed John Hinshaw to the Board, effective as of July 1, 2025.

Mr. Hinshaw, age 54, most recently served as Group Chief Operating Officer of HSBC Bank from February 2020 to September 2024. Previously, he was the Executive Vice President, Technology and Operations, of Hewlett-Packard Company from November 2011 to November 2015, at which time he joined Hewlett Packard Enterprise Company as Executive Vice President, Technology and Operations and Chief Customer Officer, serving in such capacity until October 2016. Prior to that, Mr. Hinshaw served as Vice President and General Manager for Boeing Information Solutions at The Boeing Company from 2010 to 2011. Before that, he served as Boeing’s Chief Information Officer from 2007 to 2010, leading Boeing’s companywide corporate initiative on information management and information security. Mr. Hinshaw also spent 14 years at Verizon Communications, in a series of roles of increasing responsibility, culminating in his appointment as Senior Vice President and Chief Information Officer of Verizon Wireless, where he oversaw the IT function of the wireless carrier. Mr. Hinshaw holds a Bachelor of Business Administration in computer information systems from James Madison University. He also serves as an independent director on the board of directors of Sysco Corporation and previously served on the boards of directors of the Bank of New York Mellon Corporation from 2014 to 2019 and Docusign, Inc. from 2014 to 2020.

In accordance with the Company’s current compensation program for non-employee directors, Mr. Hinshaw will receive an annual base cash retainer of $70,000 and an annual grant of restricted share units with a value of $210,000 based on the closing share price of a Company common share on the grant date. For 2025, Mr. Hinshaw will receive a pro-rated cash retainer of $35,000 and a pro-rated annual grant of restricted share units with a value of $105,000 based on the closing share price of a Company common share on the grant date. Mr. Hinshaw has also entered into the Company’s standard form of indemnification agreement for directors of the Company.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPACT LIMITED

Date: July 1, 2025	By:	/s/ Heather D. White
	Name:	Heather D. White
	Title:	Senior Vice President, Chief Legal Officer and Secretary